Exhibit 10.1
September 21, 2007
Pat Murphy Kerstein
1940 Jamaica Way
Punta Gorda, FL 33950
Re: Employment Contract
Dear Pat,
This letter confirms our recent conversations about your contract. As we discussed, we have agreed to accelerate the Conversion Date from Executive Vice President to Consultant. The Conversion Date will be October 1, 2007. Despite the acceleration of the Conversion Date, your compensation shall remain as set forth in the Agreement.
Also, as we discussed, the Company continues to work on its commitment to provide you with continued healthcare, for life. We anticipate that this plan will be in place in the next six to eight months.
Please indicate your acceptance of this change in your contract by signing where indicated below and returning the original signed letter to me in the enclosed self-addressed envelope.
Thank you very much and please feel free to call me with any questions.
Very truly yours,

Sandy Rhodes
Senior Vice President — General Counsel
AAR/ml
cc: Scott Edmonds, CEO
CHICO’S FAS INC. — 11215 METRO PARKWAY — FORT MYERS, FL 33966 — (239) 277-6200